Exhibit 99.1

NEWS RELEASE

Contact:	Barry Sievert Vice President, Investor Relations (214) 303-3437

DEAN FOODS REPORTS STRONG FOURTH QUARTER AND FULL YEAR 2012 RESULTS

•	Q4 Diluted Earnings per Share of $0.20, Full Year 2012 Diluted Earnings per Share of $0.90

•	Pro Forma Adjusted Diluted EPS increases 48 Percent in Q4 to $0.40, Full Year 2012 up 81 Percent to $1.39

•	Affirms Plan to Spin-off Shares of The WhiteWave Foods Company in May 2013

•	Announces Intention to Retain up to 19.9 Percent of the Outstanding WhiteWave Shares

DALLAS, TX, February 13, 2013 – Dean Foods Company (NYSE: DF) today announced strong fourth quarter and full year 2012 results. The Company reported fourth quarter 2012 diluted earnings per share of $0.20, compared to a fourth quarter 2011 loss per share of $0.05. These financial results reflect both the initial public offering of The WhiteWave Foods Company in October 2012, which minority interest is now reflected as a non-controlling interest, and the sale in January 2013 of the Company’s Morningstar business, which is now reflected in discontinued operations. On a pro forma adjusted basis, including the Morningstar business in continuing operations and eliminating the non-controlling interest of The WhiteWave Foods Company that the Company does not own, as well as certain separation costs and certain other adjustments, fourth quarter 2012 adjusted diluted earnings per share were $0.40, a 48 percent increase from the $0.27 adjusted diluted earnings per share in the prior year’s fourth quarter, and well above the Company’s November 2012 guidance for the fourth quarter.

Fourth quarter consolidated operating income totaled $83 million, compared to a consolidated operating loss of $50 million in the fourth quarter of 2011. Pro forma adjusted fourth quarter consolidated operating income in 2012 totaled $157 million, a 16 percent increase from the $135 million reported in the fourth quarter of 2011.

“The fourth quarter marked the successful conclusion of a very strong year,” said Gregg Tanner, Chief Executive Officer of Dean Foods. “At Fresh Dairy Direct, our employees are to be commended for the results they delivered through continued focus on the fundamentals of the business, including volume performance, cost control and effective pricing. In particular, the strong pricing discipline demonstrated by our FDD field organization in the face of a highly inflationary commodity environment resulted in significant outperformance compared to our expectations.”

Net income attributable to Dean Foods totaled $37 million for the fourth quarter of 2012, compared to a net loss of $10 million in the prior year fourth quarter. Pro forma adjusted net income for the fourth quarter was $74 million, a 47 percent increase from $51 million in the fourth quarter of 2011.

Net sales for the fourth quarter of 2012 totaled $3.0 billion, compared to $2.9 billion of net sales in the fourth quarter of 2011, reflecting strong sales growth at WhiteWave and the pass-through of higher commodity costs at Fresh Dairy Direct.

FRESH DAIRY DIRECT

Fourth quarter Fresh Dairy Direct operating income was $106 million, as compared to $107 million in the fourth quarter of 2011. Fourth quarter Fresh Dairy Direct pro forma adjusted operating income was $102 million, a 2 percent increase from $99 million in the fourth quarter of 2011.

“Despite the challenging rise in costs in the back half of the year and fourth quarter in particular, fourth quarter gross profit per gallon was above third quarter and year ago levels,” said Mr. Tanner. “These results demonstrate the benefits of our focused agenda, and begin to break the old paradigm that we are reliant on favorable commodity prices to perform.”

While still down on a year-over-year basis, industry volume performance improved in the fourth quarter from earlier in 2012. On an adjusted basis, as defined by the USDA, which adjusts for the quality and number of days in the period, Fresh Dairy Direct fluid milk volumes declined 0.8 percent on a year-over-year basis. This compares to the balance of the industry that experienced a volume decline of approximately 0.9 percent on a year-over-year basis, based on USDA data and Company estimates.

The pass-through of higher year-over-year commodity costs resulted in Fresh Dairy Direct net sales of $2.42 billion, a 1.5 percent increase from $2.39 billion in net sales for the fourth quarter of 2011. The fourth quarter 2012 average Class I Mover, a measure of raw milk costs, was $20.32 per hundred-weight, an increase of 8 percent from the fourth quarter of 2011, and 23 percent above the third quarter 2012 level.

CORPORATE EXPENSE

Fourth quarter 2012 corporate expense totaled $56 million, compared to $48 million in the fourth quarter of 2011. On a pro forma adjusted basis, fourth quarter 2012 corporate costs were $40 million compared to $46 million in the year ago period.

CASH FLOW

Net cash provided by continuing operations, which excludes Morningstar, for the year ended December 31, 2012, totaled $384 million, compared to $412 million for the year ended December 31, 2011. Free cash flow provided by continuing operations, which is defined as net cash provided by continuing operations less capital expenditures, totaled $156 million for full year 2012, compared to $106 million in 2011. A reconciliation between net cash provided by continuing operations and free cash flow provided by continuing operations is provided in the tables below.

Capital expenditures in 2012, including Morningstar, totaled $254 million, compared to $326 million in 2011. Total debt outstanding, net of cash on hand, decreased by $634 million from year-ago levels. Consolidated total debt at December 31, 2012, net of $79 million cash on hand, was $3.0 billion. For purposes of credit facility compliance, at the Dean Foods level, which includes Morningstar but excludes WhiteWave, total debt at December 31, 2012, net of $25 million cash on hand, was $2.3 billion. The Company’s funded debt to EBITDA ratio, as defined by its credit agreements, was 3.54 times as of the end of 2012 versus a maximum leverage ratio covenant of 5.50 times.

FORWARD OUTLOOK ON REBASED RESULTS

With strong 2012 results, a strengthened balance sheet and a narrowed strategic focus, Dean Foods enters 2013 with considerable momentum across many fronts, but also some challenges. On a net basis, management expects consolidated operating income growth in the low-to-mid single digits as compared to a rebased 2012 operating income of $257 million that reflects the anticipated future structure of the Company assuming a full separation of WhiteWave had occurred on January 1, 2012 and reflects the sale of Morningstar (see Rebase paragraph below).

The Company’s focus on volume, cost and pricing effectiveness has yielded significantly improved results and renewed momentum in the business. However, the fluid milk industry remains competitive. A recent RFP for private label milk with a significant Dean Foods customer resulted in a loss of a portion of that customer’s business which will begin to be reflected in the second quarter of 2013. Dean Foods’ management expects 2013 total fluid milk volume to decline in the low-single digits.

“Building on our successful cost reduction actions in 2012, we expect to dramatically accelerate our efforts to offset the financial impact of the recently lost volumes,” continued Mr. Tanner. “Our primary focus for the balance of 2013 is on the elimination of costs, particularly fixed costs. With our significantly improved balance sheet, we anticipate expediting our ongoing cost reduction efforts, including the closing of 10-15% of our plants to remove fixed costs and eliminating a significant number of distribution routes, as well as associated SG&A. As these initiatives gain traction, we expect the impact of the lost volumes on our operating income to be relatively modest.”

Operating income at FDD is forecasted to decline in the mid-single digits from the rebased results. This decline is expected to be more than offset by substantially reduced corporate costs, resulting in a low-to-mid single digit increase in consolidated operating income compared to 2012’s rebased results. The Company also noted that, with the completed sale of Morningstar and pending separation of WhiteWave from Dean Foods, the Company expects to consolidate the reporting of FDD and corporate in 2013.

Forward Outlook Excluding WhiteWave’s Operating Results

Excluding WhiteWave’s operating results, Dean Foods expects to deliver adjusted diluted earnings per share of between $0.45 and $0.55 for the full year 2013. For the first quarter, Dean Foods expects to earn between $0.10 and $0.15 per share, excluding WhiteWave’s operating results.

Forward Outlook Including WhiteWave’s Operating Results

(Assuming WhiteWave Achievement of Midpoint of Guidance)

Including its current WhiteWave ownership interest, and assuming that The WhiteWave Foods Company achieves $0.70 and $0.15 of adjusted diluted earnings per share for the full year 2013 and first quarter, respectively, each the midpoint of the adjusted diluted earnings per share guidance ranges that it announced today, Dean Foods’ expects approximately $1.00 to $1.10 adjusted diluted earnings per share for the full year 2013 and $0.22 to $0.27 adjusted diluted earnings per share per share for the first quarter of 2013.

REBASED 2012

In conjunction with today’s earnings announcement, the Company provided a rebased view of 2012 results to provide investors a base for modeling the Company’s business on a go-forward basis. The rebased results give effect to new cross-entity pricing arrangements among Dean Foods, WhiteWave and Morningstar. Additionally, the rebased view excludes Morningstar, which has been reclassified as discontinued operations as a result of the recent sale of the business. The rebased results also exclude WhiteWave, which is expected to be reclassified to discontinued operations concurrent with the planned spin-off of the majority of the equity interest in WhiteWave that Dean currently holds. The spin-off is expected to take place in May 2013. Allowing for these adjustments, 2012 Fresh Dairy Direct operating income is $440 million, corporate expense is $184 million, and adjusted consolidated operating income is $257 million. A more complete reconciliation of the rebased full year and quarterly results is provided in the schedules below.

THE WHITEWAVE FOODS COMPANY INITIAL PUBLIC OFFERING AND PLANNED SPIN-OFF BY DEAN FOODS

On October 31, 2012, The WhiteWave Foods Company, formerly a wholly-owned subsidiary of Dean Foods that owns the business comprising Dean Foods’ WhiteWave segment, completed its initial public offering of 23 million shares of its Class A common stock at a price to the public of $17.00 per share (the “WhiteWave IPO”). WhiteWave’s Class A common stock began trading on the New York Stock Exchange on October 26, 2012, under the symbol “WWAV”. In addition, in connection with the WhiteWave IPO, WhiteWave entered into a $1.35 billion senior secured credit facility under which it borrowed approximately $885 million upon completion of the WhiteWave IPO. Substantially all of the net proceeds of the initial borrowing under the WhiteWave senior secured credit facility plus $282 million of the net proceeds of the WhiteWave IPO were used to repay approximately $1.16 billion of indebtedness outstanding under the Dean Foods senior secured credit facility. WhiteWave used the remaining net proceeds from the WhiteWave IPO of approximately $86 million to repay debt under its senior secured credit facility.

Following the WhiteWave IPO, Dean Foods continues to own approximately 86.7 percent of the economic interest in, and approximately 98.5 percent of the voting power of, WhiteWave’s common stock.

Today, Dean Foods affirmed its intention to effect a tax-free spin-off of shares of The WhiteWave Foods Company in May, following the April 23, 2013 expiration of its IPO lock-up period. The Company has received a private letter ruling from the Internal Revenue Service providing that, subject to certain conditions, the anticipated spin-off will be tax-free for U.S. federal income tax purposes. Dean Foods also announced plans to retain up to 19.9% of the outstanding WhiteWave shares, or up to 34.4 million shares, with the intention to monetize or distribute the position in a tax free manner at a later date.

The spin-off or other disposition is subject to various conditions including Board approval, the receipt of any necessary regulatory or other approvals, the maintenance of the private letter ruling from the Internal Revenue Service, and the existence of satisfactory market conditions. There can be no assurance as to when or whether the proposed spin-off or any other disposition will occur.

Following any spin-off or other disposition, Dean Foods anticipates that there will be ongoing commercial relationships between Dean Foods and WhiteWave. In addition, Dean Foods and WhiteWave will provide certain transitional services to each other.

MORNINGSTAR SALE

On December 3, 2012, Dean Foods announced an agreement to sell its Morningstar division to Saputo for $1.45 billion in gross proceeds. The transaction closed on January 3, 2013. Dean Foods management expects the transaction to result in at least $887 million of net proceeds, after taxes and expenses, including transaction costs, as well as $60 million paid to WhiteWave in exchange for certain assets. All proceeds have been used to repay Dean Foods’ outstanding term debt. Tax payments related to the transaction will begin in the second quarter of 2013, with additional payments in the third and fourth quarters of 2013.

CONFERENCE CALL/WEBCAST

A webcast to discuss the Company’s financial results and outlook will be held at 10:30 a.m. ET today and may be heard live by visiting the “Webcast” section of the Company’s website at http://www.deanfoods.com/. A slide presentation will accompany the webcast.

ABOUT DEAN FOODS

Dean Foods is a leading food and beverage company in the United States. The Company’s Fresh Dairy Direct segment is the nation’s largest processor and direct-to-store distributor of fluid milk marketed under more than 50 local and regional dairy brands and private labels. Fresh Dairy Direct also distributes ice cream, cultured products, juices, teas, bottled water and other products. Dean Foods also holds a majority interest in The WhiteWave Foods Company, which produces and sells an array of nationally and internationally branded plant-based foods and beverages, coffee creamers and beverages, and premium dairy products. WhiteWave brands - including Silk®, Horizon Organic®, International Delight®, and LAND O LAKES® - are category leaders and consumer favorites. Alpro is the pan-European leader in branded soy food and beverage products with the Alpro® soya and Provamel® brands. For more information about Dean Foods, visit www.deanfoods.com.

FORWARD-LOOKING STATEMENTS

Some of the statements in this press release are “forward looking” and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These “forward-looking” statements include statements relating to, among other things, projected sales, operating income, net income, adjusted diluted earnings per share, debt covenant compliance, cost reduction strategies, divestitures, and expected financial performance, the status of the Company’s litigation matters, and any potential spin-off or other disposition of the Company’s remaining ownership interest in The WhiteWave Foods Company. These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this press release. The Company’s ability to meet targeted financial and operating results, including targeted cost reductions, sales, operating income, net income and earnings per share depends on a variety of economic, competitive and governmental factors, including raw material availability and costs, the demand for the Company’s products, and the Company’s ability to access capital under its credit facilities or otherwise, many of which are beyond the Company’s control and which are described in the Company’s filings with the Securities and Exchange Commission. Any spin-off or other disposition of the Company’s remaining ownership interest in The WhiteWave Foods Company would be subject to various conditions, including the receipt of any necessary regulatory or other approvals, the existence of satisfactory market conditions and Board approval, and, in the case of a tax-free spin-off or other tax-free disposition, the Company’s maintenance of the private letter ruling from the Internal Revenue Service. For other risks and uncertainties that may cause actual results to differ from the forward-looking statements contained in this press release, see the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC. The forward-looking statements in this press release speak only as of the date of this release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

CONTACT: Corporate Communications, Jamaison Schuler, +1-214-721-7766; or Investor Relations, Barry Sievert, +1-214-303-3438

DEAN FOODS COMPANY

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except share data)

	GAAP		Proforma Adjusted*
	Three months ended December 31,		Three months ended December 31,
	2012	2011	2012		2011

Net sales	$3,041,354	$2,928,967	$3,417,798	(h)(i)	$3,296,034	(h)(i)
Cost of sales	2,312,995	2,224,212	2,620,363	(h)(i)	2,529,556	(h)(i)

Gross profit	728,359	704,755	797,435		766,478

Operating costs and expenses:
Selling and distribution	476,266	463,602	501,612	(h)(i)	487,170	(h)(i)
General and administrative	150,210	136,423	136,641	(b)(h)(i)	142,370	(h)(i)
Amortization of intangibles	1,587	1,849	2,318	(h)	2,580	(h)
Facility closing and reorganization costs	18,055	3,536	—	(d)	—	(d)
Goodwill impairment	—	149,836	—		—	(f)
Other operating (income) loss	(1,120)	8	—	(a)	—	(a)
Loss attributable to non-controlling interest in Hero JV	—	—	—		(594	) (g)

Total operating costs and expenses	644,998	755,254	640,570		631,526

Operating income (loss)	83,361	(50,499)	156,865		134,952

Interest expense	38,791	45,958	53,869	(e)(h)(i)	60,465	(e)(h)
Other (income) loss, net	206	(746)	(944	) (i)	(746)

Income (loss) from continuing operations before income taxes	44,364	(95,711)	103,940		75,233

Income tax expense (benefit)	9,273	(74,733)	29,573	(j)	24,600	(j)

Income (loss) from continuing operations	35,091	(20,978)	74,367		50,633

Gain on sale of discontinued operations, net of tax	405	—	—	(a)	—
Income from discontinued operations, net of tax	3,932	10,479	—	(b)(h)	—	(h)(a)

Net income (loss)	39,428	(10,499)	74,367		50,633
Net (income) loss attributable to non-controlling interest	(2,419)	625	—	(i)	—	(g)

Net income (loss) attributable to Dean Foods Company	$37,009	$(9,874)	$74,367		$50,633

Average common shares:
Basic	185,341	183,711	185,341		183,711
Diluted	186,984	183,711	186,984		184,468	(k)

Basic earnings (loss) per common share:
Income (loss) from continuing operations attributable to Dean Foods Company	$0.18	$(0.11)	$0.40		$0.28
Income from discontinued operations attributable to Dean Foods Company	0.02	0.06	—		—

Net income (loss) attributable to Dean Foods Company	$0.20	$(0.05)	$0.40		$0.28

Diluted earnings (loss) per common share:
Income (loss) from continuing operations attributable to Dean Foods Company	$0.18	$(0.11)	$0.40		$0.27
Income from discontinued operations attributable to Dean Foods Company	0.02	0.06	—		—

Net income (loss) attributable to Dean Foods Company	$0.20	$(0.05)	$0.40		$0.27

*	See notes to Earnings Release Tables

DEAN FOODS COMPANY

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except share data)

	GAAP		Proforma Adjusted*
	Twelve months ended December 31,		Twelve months ended December 31,
	2012	2011	2012		2011

Net sales	$11,462,277	$11,641,191	$12,900,648	(h)(i)	$13,055,493	(h)(i)
Cost of sales	8,562,279	8,861,574	9,722,500	(a)(h)(i)	10,037,907	(h)(i)

Gross profit	2,899,998	2,779,617	3,178,148		3,017,586

Operating costs and expenses:
Selling and distribution	1,912,588	1,878,372	2,006,178	(h)(i)	1,963,748	(h)(i)
General and administrative	555,012	585,288	552,205	(b)(h)(i)	585,604	(a)(c)(h)(i)
Amortization of intangibles	6,283	7,616	9,206	(h)	10,539	(h)
Facility closing and reorganization costs	55,787	45,688	—	(d)	—	(d)
Litigation settlements	—	131,300	—		—	(e)
Goodwill impairment	—	2,075,836	—		—	(f)
Other operating (income) loss	(57,459)	6,561	—	(a)	—	(a)
Loss attributable to non-controlling interest in Hero JV	—	—	—		(6,217	) (g)

Total operating costs and expenses	2,472,211	4,730,661	2,567,588		2,553,674

Operating income (loss)	427,787	(1,951,044)	610,560		463,912

Interest expense	164,572	190,912	218,479	(e)(h)(i)	251,251	(e)(h)
Other income, net	(707)	(1,915)	(1,857	) (i)	(1,915)

Income (loss) from continuing operations before income taxes	263,922	(2,140,041)	393,938		214,576

Income tax expense (benefit)	137,633	(489,588)	135,461	(j)	73,599	(j)

Income (loss) from continuing operations	126,289	(1,650,453)	258,477		140,977

Gain (loss) on sale of discontinued operations, net of tax	(2,053)	3,616	—	(a)	—	(a)
Income from discontinued operations, net of tax	45,681	54,666	—	(b)(d)(h)	—	(a)(h)

Net income (loss)	169,917	(1,592,171)	258,477		140,977
Net (income) loss attributable to non-controlling interest	(2,419)	16,550	—	(i)	—	(g)

Net income (loss) attributable to Dean Foods Company	$167,498	$(1,575,621)	$258,477		$140,977

Average common shares:
Basic	184,751	183,388	184,751		183,388
Diluted	186,132	183,388	186,132		184,280	(k)

Basic earnings (loss) per common share:
Income (loss) from continuing operations attributable to Dean Foods Company	$0.67	$(8.91)	$1.40		$0.77
Income from discontinued operations attributable to Dean Foods Company	0.24	0.32	—		—

Net income (loss) attributable to Dean Foods Company	$0.91	$(8.59)	$1.40		$0.77

Diluted earnings (loss) per common share:
Income (loss) from continuing operations attributable to Dean Foods Company	$0.67 $	$(8.91)	$1.39		$0.77
Income from discontinued operations attributable to Dean Foods Company	0.23	0.32	—		—

Net income (loss) attributable to Dean Foods Company	$0.90	$(8.59)	$1.39		$0.77

*	See notes to Earnings Release Tables

DEAN FOODS COMPANY

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	December 31, 2012	December 31, 2011

ASSETS

Cash and cash equivalents	$78,975	$115,650

Assets of discontinued operations*	672,989	668,673

Other current assets	1,450,814	1,454,385

Total current assets	2,202,778	2,238,708

Property, plant and equipment, net	1,873,279	1,936,235

Intangibles and other assets, net	1,612,108	1,580,224

Total Assets	$5,688,165	$5,755,167

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Liabilities of discontinued operations*	$101,332	$133,202

Other current liabilities, excluding debt	1,214,127	1,188,555

Total current liabilities, excluding debt	1,315,459	1,321,757

Total long-term debt, including current portion	3,102,793	3,743,927

Other long-term liabilities	802,984	788,134

Total Dean Foods Company stockholders’ equity (deficit)	364,488	(103,398)

Non-controlling interest	102,441	4,747

Total stockholders’ equity (deficit)	466,929	(98,651)

Total Liabilities and Stockholders’ Equity (Deficit)	$5,688,165	$5,755,167

*	Related to Morningstar discontinued operations

DEAN FOODS COMPANY

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Twelve months ended December 31,
	2012	2011
Operating Activities
Net cash provided by continuing operations	$384,321	$411,657
Net cash provided by discontinued operations	56,221	53,687

Net cash provided by operating activities	440,542	465,344

Investing Activities
Payments for property, plant and equipment	(228,083)	(305,167)
Cash proceeds from insurance and other recoveries	7,481	786
Proceeds from divestitures	58,034	91,958
Proceeds from sale of fixed assets	14,465	7,361
Other, net	(1,244)	—

Net cash used in investing activities - continuing operations	(149,347)	(205,062)
Net cash provided by (used in) investing activities - discontinued operations	(24,831)	76,802

Net cash used in investing activities	(174,178)	(128,260)

Financing Activities
Net repayment of debt	(642,835)	(324,777)
Payment of deferred financing costs	(12,278)	(600)
Proceed from sale of subsidiary shares in initial public offering, net of offering expenses	367,540	—
Issuance of common stock, net of share repurchases	6,434	3,623
Capital contribution from non-controlling interest	—	6,754
Other	571	33

Net cash used in financing activities - continuing operations	(280,568)	(314,967)
Net cash provided (used) by financing activities - discontinued operations	(21,895)	21,369

Net cash used in financing activities	(302,463)	(293,598)

Effect of exchange rate changes on cash and cash equivalents	(576)	(4,588)

Increase (decrease) in cash and cash equivalents	(36,675)	38,898
Cash and cash equivalents, beginning of period	115,650	76,752

Cash and cash equivalents, end of period	$78,975	$115,650

Computation of Free Cash Flow provided by continuing operations

Net cash provided by continuing operations	$384,321	$411,657
Net additions to property, plant and equipment	(228,083)	(305,167)

Free cash flow provided by continuing operations	$156,238	$106,490

DEAN FOODS COMPANY

Segment Information and Reconciliation of GAAP to Proforma Adjusted Earnings

(Unaudited)

(In thousands, except per share data)

	Three months ended December 31, 2012
		Adjustments to GAAP						Proforma Adjustments
	GAAP	Asset write- down and (gain) loss on sale of assets (a)	Deal, integration and separation costs (b)	Facility closing & reorganization costs (d)	Litigation settlements (e)	Goodwill impairment (f)	Non-controlling interest in Hero JV (g)	Morningstar sale (h)	WhiteWave separation activities (i)	Proforma adjusted
Segment operating income (loss):
Fresh Dairy Direct	$105,757	$—	$—	$—	$—	$—	$—	$—	$(4,080)	$101,677
Morningstar	—	—	—	—	—	—	—	30,238	—	30,238
WhiteWave	50,042	—	1,085	—	—	—	—	5,037	8,599	64,763
Corporate	(55,503)	—	12,654	—	—	—	—	6,608	(3,572)	(39,813)
Facility closing and reorganization costs	(18,055)	—	—	18,055	—	—	—	—	—	—
Other income	1,120	(1,120)	—	—	—	—	—	—	—	—

Total operating income	$83,361	$(1,120)	$13,739	$18,055	$—	$—	$—	$41,883	$947	$156,865

Net income from continuing operations (j)	$35,091	$(674)	$8,505	$11,359	$334	$—	$—	$19,001	$751	$74,367
Income from discontinued operations, net of tax	4,337	(405)	15,069	—	—	—	—	(19,001)	—	—
Net income attributable to non-controlling interest	(2,419)	—	—	—	—	—	—	—	2,419	—
Net income attributable to Dean Foods Company (j)	$37,009	$(1,079)	$23,574	$11,359	$334	$—	$—	$—	$3,170	$74,367

Diluted earnings per share	$0.20	$(0.01)	$0.13	$0.06	$—	$—	$—	$—	$0.02	$0.40

	Three months ended December 31, 2011
		Adjustments to GAAP						Proforma Adjustments
	GAAP	Asset write- down and (gain) loss on sale of assets (a)	Deal, integration and separation costs (b)	Facility closing & reorganization costs (d)	Litigation settlements (e)	Goodwill impairment (f)	Non-controlling interest in Hero JV (g)	Morningstar sale (h)	WhiteWave separation activities (i)	Proforma adjusted
Segment operating income (loss):
Fresh Dairy Direct	$106,629	$—	$—	$—	$—	$—	$—	$—	$(7,245)	$99,384
Morningstar	—	—	—	—	—	—	—	23,040	—	23,040
WhiteWave	44,361	—	—	—	—	—	594	6,344	7,245	58,544
Corporate	(48,109)	—	—	—	—	—	—	2,093	—	(46,016)
Facility closing and reorganization costs	(3,536)	—	—	3,536	—	—	—	—	—	—
Goodwill impairment	(149,836)	—	—	—	—	149,836	—	—	—	—
Other income (loss)	(8)	8	—	—	—	—	—	—	—	—

Total operating income (loss)	$(50,499)	$8	$—	$3,536	$—	$149,836	$594	$31,477	$—	$134,952

Net income (loss) from continuing operations (j)	$(20,978)	$7	$—	$2,245	$547	$57,891	$625	$10,296	$—	$50,633
Income from discontinued operations, net of tax	10,479	(183)	—	—	—	—	—	(10,296)	—	—
Net loss attributable to non-controlling interest	625	—	—	—	—	—	(625)	—	—	—
Net income (loss) attributable to Dean Foods Company (j)	$(9,874)	$(176)	$—	$2,245	$547	$57,891	$—	$—	$—	$50,633

Diluted earnings (loss) per share (k)	$(0.05)	$—	$—	$0.01	$—	$0.31	$—	$—	$—	$0.27

DEAN FOODS COMPANY

Segment Information and Reconciliation of GAAP to Proforma Adjusted Earnings

(Unaudited)

(In thousands, except per share data)

	Twelve months ended December 31, 2012
		Adjustments to GAAP							Proforma Adjustments
	GAAP	Asset write-down and (gain) loss on sale of assets (a)	Deal, integration and separation costs (b)	Postretirement benefits adjustment (c)	Facility closing & reorganization costs (d)	Litigation settlements (e)	Goodwill impairment (f)	Non-controlling interest in Hero JV (g)	Morningstar sale (h)	WhiteWave separation activities (i)	Proforma adjusted

Segment operating income (loss):
Fresh Dairy Direct	$446,451	$5,983	$—	$—	$—	$—	$—	$—	$—	$(24,660)	$427,774
Morningstar	—	—	—	—	—	—	—	—	121,752	—	121,752
WhiteWave	192,557	—	1,085	—	—	—	—	—	24,153	29,179	246,974
Corporate	(212,893)	—	24,654	—	—	—	—	—	5,871	(3,572)	(185,940)
Facility closing and reorganization costs	(55,787)	—	—	—	55,787	—	—	—	—	—	—
Litigation settlements	—	—	—	—	—	—	—	—	—	—	—
Goodwill impairment	—	—	—	—	—	—	—	—	—	—	—
Other income	57,459	(57,459)	—	—	—	—	—	—	—	—	—

Total operating income	$427,787	$(51,476)	$25,739	$—	$55,787	$—	$—	$—	$151,776	$947	$610,560

Net income from continuing operations (j)	$126,289	$14,436	$16,231	$—	$35,918	$1,764	$—	$—	$63,087	$751	$258,476
Income from discontinued operations, net of tax	43,628	2,053	15,069	—	2,337	—	—	—	(63,087)	—	—
Net income attributable to non-controlling interest	(2,419)	—	—	—	—	—	—	—	—	2,419	—
Net income attributable to Dean Foods Company (j)	$167,498	$16,489	$31,300	$—	$38,255	$1,764	$—	$—	$—	$3,170	$258,476

Diluted earnings per share	$0.90	$0.09	$0.17	$—	$0.20	$0.01	$—	$—	$—	$0.02	$1.39

	Twelve months ended December 31, 2011
		Adjustments to GAAP							Proforma Adjustments
	GAAP	Asset write- down and (gain) loss on sale of assets (a)	Deal, integration and separation costs (b)	Postretirement benefits adjustment (c)	Facility closing & reorganization costs (d)	Litigation settlements (e)	Goodwill impairment (f)	Non-controlling interest in Hero JV (g)	Morningstar sale (h)	WhiteWave separation activities (i)	Proforma adjusted

Segment operating income (loss):

Fresh Dairy Direct	$378,493	$—	$—	$—	$—	$—	$—	$—	$—	$(29,005)	$349,488
Morningstar	—	—	—	—	—	—	—	—	95,404	—	95,404
WhiteWave	148,595	—	—	—	—	—	—	6,217	22,073	29,005	205,890
Corporate	(218,747)	8,092	—	15,172	—	—	—	—	8,613	—	(186,870)
Facility closing and reorganization costs	(45,688)	—	—	—	45,688	—	—	—	—	—	—
Litigation settlements	(131,300)	—	—	—	—	131,300	—	—	—	—	—
Goodwill impairment	(2,075,836)	—	—	—	—	—	2,075,836	—	—	—	—
Other income (loss)	(6,561)	6,561	—	—	—	—	—	—	—	—	—

Total operating income (loss)	$(1,951,044)	$14,653	$—	$15,172	$45,688	$131,300	$2,075,836	$6,217	$126,090	$—	$463,912

Net income (loss) from continuing operations (j)	$(1,650,453)	$3,046	$—	$9,769	$29,259	$85,632	$1,607,891	$16,550	$39,283	$—	$140,977
Income from discontinued operations, net of tax	58,282	(18,999)	—	—	—	—	—	—	(39,283)	—	—
Net loss attributable to non-controlling interest	16,550	—	—	—	—	—	—	(16,550)	—	—	—
Net income (loss) attributable to Dean Foods Company (j)	$(1,575,621)	$(15,953)	$—	$9,769	$29,259	$85,632	$1,607,891	$—	$—	$—	$140,977

Diluted earnings (loss) per share (k)	$(8.59)	$(0.09)	$—	$0.05	$0.16	$0.47	$8.77	$—	$—	$—	$0.77

*	See notes to Earnings Release Tables.

DEAN FOODS COMPANY

2012 Proforma to 2012 Rebased

(Unaudited)

(In thousands)

Note:	The purpose of this chart is to recast 2012 results to reflect the ongoing operating structure of Dean Foods post Morningstar divestiture and WhiteWave spin-off

	Three months ended March 31, 2012 Proforma to Rebased
	2012 Proforma Adjusted	New Commercial Agreements	Morningstar Discontinued Operations (1)	WhiteWave Spin-off (2)	2012 Rebased

Segment operating income (loss):
Fresh Dairy Direct	$101,196	$2,719	$—	$—	$103,915
Corporate	(38,428)	—	(1,301)	1,911	(37,818)

Total operating income - ongoing	62,768	2,719	(1,301)	1,911	66,097

WhiteWave	60,310	(5,234)	—	(55,076)	—
Morningstar	28,750	2,515	(31,265)		—

Total operating income	$151,828	$—	$(32,566)	$(53,165)	$66,097

	Three months ended June 30, 2012 Proforma to Rebased
	2012 Proforma Adjusted	New Commercial Agreements	Morningstar Discontinued Operations (1)	WhiteWave Spin-off (2)	2012 Rebased

Segment operating income (loss):
Fresh Dairy Direct	$125,205	$2,732	$—	$—	$127,937
Corporate	(58,530)	—	(1,180)	2,458	(57,252)

Total operating income - ongoing	66,675	2,732	(1,180)	2,458	70,685

WhiteWave	57,695	(5,988)	—	(51,707)	—
Morningstar	32,171	3,256	(35,427)		—

Total operating income	$156,541	$—	$(36,607)	$(49,249)	$70,685

	Three months ended September 30, 2012 Proforma to Rebased
	2012 Proforma Adjusted	New Commercial Agreements	Morningstar Discontinued Operations (1)	WhiteWave Spin-off (2)	2012 Rebased

Segment operating income (loss):
Fresh Dairy Direct	$99,696	$4,386	$—	$—	$104,082
Corporate	(49,169)	—	(1,282)	3,199	(47,252)

Total operating income - ongoing	50,527	4,386	(1,282)	3,199	56,830

WhiteWave	64,206	(6,507)	—	(57,699)	—
Morningstar	30,593	2,121	(32,714)		—

Total operating income	$145,326	$—	$(33,996)	$(54,500)	$56,830

	Three months ended December 31, 2012 Proforma to Rebased
	2012 Proforma Adjusted	New Commercial Agreements	Morningstar Discontinued Operations (1)	WhiteWave Spin-off (2)	2012 Rebased

Segment operating income (loss):
Fresh Dairy Direct	$101,677	$2,580	$—	$—	$104,257
Corporate	(39,813)	—	(2,108)	647	(41,274)

Total operating income - ongoing	61,864	2,580	(2,108)	647	62,983

WhiteWave	64,763	(6,254)	—	(58,509)	—
Morningstar	30,238	3,674	(33,912)		—

Total operating income	$156,865	$—	$(36,020)	$(57,862)	$62,983

(1)	Morningstar Discontinued Operations upon sale
(2)	WhiteWave to be Discontinued Operations upon spin-off

DEAN FOODS COMPANY

2012 Proforma to 2012 Rebased

(Unaudited)

(In thousands)

Note:	The purpose of this chart is to recast 2012 results to reflect the ongoing operating structure of Dean Foods post Morningstar divestiture and WhiteWave spin-off

	Twelve months ended December 31, 2012 Proforma to Rebased
	2012 Proforma Adjusted	New Commercial Agreements	Morningstar Discontinued Operations (1)	WhiteWave Spin-off (2)	2012 Rebased

Segment operating income (loss):
Fresh Dairy Direct	$427,774	$12,417	$—	$—	$440,191
Corporate	(185,940)	—	(5,871)	8,215	(183,596)

Total operating income - ongoing	241,834	12,417	(5,871)	8,215	256,595

WhiteWave	246,974	(23,983)	—	(222,991)	—
Morningstar	121,752	11,566	(133,318)	—	—

Total operating income	$610,560	$—	$(139,189)	$(214,776)	$256,595

(1)	Morningstar Discontinued Operations upon sale
(2)	WhiteWave to be Discontinued Operations upon spin-off

For the three and twelve months ended December 31, 2012 and 2011, the proforma adjusted results and certain other non-GAAP financial measures differ from the Company’s results under GAAP due to the exclusion of expenses related to facility closings and reorganizations, asset write-downs, litigation matters, goodwill impairments, transaction-related costs and other non-recurring items to facilitate meaningful comparisons of our operating performance between periods. Also, certain pro forma adjustments also were made to our GAAP results to include Morningstar in continuing operations, eliminate the non-controlling interest adjustment for the portion of WhiteWave that we do not own, as well as reflect transactions between our segments under our former intercompany agreements, in order to enable a meaningful evaluation of our results between periods and in order to make comparisons to the earnings guidance we gave in November 2012 and our 2011 adjusted results. These adjustments are described in more detail below.

(a)	The adjustment reflects the elimination of the following:

i.	A pre-tax gain resulting from the sale of our approximate 25% non-controlling interest in Consolidated Container Company, which closed on July 3, 2012;

ii.	A net pre-tax loss resulting from the sale of our Mountain High Yogurt operations on February 1, 2011 and the sale of our fluid milk operations at our manufacturing facility in Waukesha, Wisconsin, which was completed on September 8, 2011;

iii.	An asset write-down resulting from our planned closure of a Fresh Dairy Direct production facility in Evart, Michigan;

iv.	Charges associated with the cessation of use of certain corporate assets; and

v.	The write down of the Hero/WhiteWave joint venture’s long-lived assets to fair value, less cost to sell, as a result of the joint venture partners’ approval to wind down the operations of the joint venture.

(b)	The adjustment reflects the elimination of transaction, integration and separation costs related to the WhiteWave initial public offering (“IPO”) that was completed on October 31, 2012 and the anticipated spin-off of WhiteWave from Dean Foods in May 2013, as well as transaction costs for acquisitions and divestitures that have closed or are expected to close.

(c)	The adjustment reflects the exclusion of a non-cash charge of $15.2 million for previously unrecorded other postretirement benefits related to periods prior to 2011.

(d)	The adjustment reflects the elimination of charges related to approved facility closings and reorganization costs.

(e)	The adjustment reflects the elimination of a charge and related interest accretion, in connection with our previously disclosed dairy farmer class action lawsuit filed in the United States District Court for the Eastern District of Tennessee. The Court granted final approval of the settlement agreement on June 15, 2012.

(f)	The adjustment reflects the elimination of the non-cash goodwill impairment charge recorded in 2011 related to our Fresh Dairy Direct segment.

(g)	In 2011, the results of operations for the Hero/WhiteWave joint venture were consolidated for financial reporting purposes. The adjustment reflects the operating loss attributable to the 50%

interest in the Hero/WhiteWave joint venture that WhiteWave did not own. As of December 31, 2012, we have completed the shutdown of the operations.

(h)	We completed the sale of our Morningstar division on January 3, 2013. Our Morningstar operations have been reflected as discontinued operations in our Consolidated Financial Statements under GAAP for all periods presented. The pro forma adjustment reflects the inclusion of the Morningstar division within continuing operations.

(i)	The pro forma adjustment reflects the elimination of separation activities as a result of the completion of WhiteWave’s IPO that was completed on October 31, 2012 and the anticipated spin-off of WhiteWave from Dean Foods in May 2013:

i.	A portion of our WhiteWave products are sold by Fresh Dairy Direct and Morningstar and those sales, together with their related costs, have historically been included our WhiteWave segment for reporting purposes. In conjunction with the WhiteWave IPO, formal agreements were entered into between the segments that modify our historical intercompany arrangements and reflect new pricing. This adjustment reflects reporting under our historical intercompany arrangements and related segment presentation format.

ii.	The impact on stock compensation expense for grants of restricted stock and stock options in connection with the WhiteWave IPO; and

iii.	WhiteWave’s stand-alone public company costs, including the costs of corporate services that we currently provide to WhiteWave.

(j)	The adjustment reflects the income tax impact for income from continuing operations before income taxes on adjustments (a) through (i).

(k)	The adjustment reflects an add-back of the dilutive shares, which were anti-dilutive for GAAP purposes.